Exhibit 99.1

EXECUTION VERSION

STATE OF DELAWARE
CALIFORNIA INTO DELAWARE
AGREEMENT AND PLAN OF MERGER

This is an AGREEMENT AND PLAN OF MERGER, dated as of March 28, 2011 (this “Plan of Merger”), adopted and entered into by and between the following entities:

American Honda Receivables LLC, a limited liability company organized under the laws of the State of Delaware (“AHR LLC” or a “Constituent Company” or the “Surviving Company”); and

American Honda Receivables Corp., a corporation organized under the laws of the State of California (“AHRC” or a “Constituent Company” or the “Non-Surviving Company”)

pursuant to resolutions of the Board of Directors, in the case of AHRC, and the consent of American Honda Finance Corporation, the sole equity member (“AHFC” or the “Sole Member”), in the case of AHR LLC.  AHRC and AHR LLC are sometimes hereinafter collectively referred to as the “Constituent Companies.”

RECITALS

A.           Each of the Delaware Limited Liability Company Act and the California General Corporation Law permit the merger of AHRC with and into AHR LLC (the “Merger”).

B.           The sole shareholder and the Board of Directors of AHRC and the Sole Member of AHR LLC have deemed it to be advisable and in the best interests of each of their respective Constituent Companies to effect the Merger.

C.           The Constituent Companies have authorized and approved the Merger, and each of them has authorized, approved and adopted this Plan of Merger by resolution of the Board of Directors and consent of AHFC, the sole shareholder of AHRC, and by consent of the Sole Member of AHR LLC.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Names of Constituent Companies; Name of Surviving Company.

The names of the Constituent Companies to the Merger are as follows:

(i)           American Honda Receivables Corp., a corporation organized under the laws of the State of California; and

(ii)           American Honda Receivables LLC, a limited liability company organized under the laws of the State of Delaware

The name of the Surviving Company into which the Non-Surviving Company shall merge is as follows:

American Honda Receivables LLC.

2.  Merger.

The Constituent Companies shall, pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §18-209) and the California General Corporation Law (Cal. Corp. C. § 1113), be merged as of the Effective Time as defined in Section 9 herein.  The Surviving Company shall continue to exist as the Surviving Company pursuant to the provisions of the Delaware Limited Liability Company Act. The separate existence of the Non-Surviving Company shall cease as of the Effective Time in accordance with the laws of the State of California, the jurisdiction of its organization.

3.  Certificate of Formation and Limited Liability Company Agreement of Surviving Company.

The certificate of formation of AHR LLC in effect as of the Effective Time shall be the certificate of formation of the Surviving Company and shall continue in full force and effect until changed, altered, or amended in the manner prescribed by the provisions of the Delaware Limited Liability Company Act.  The Limited Liability Company Agreement of AHR LLC in effect as of the Effective Time shall be the operating agreement (the “Operating Agreement”) of the Surviving Company and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Delaware Limited Liability Company Act.

4.  Management of Surviving Company.  The managers of AHR LLC in office as of the Effective Time (the “Managers”) shall be the members of the Board of Managers of the Surviving Company, all of whom shall serve at the will of AHFC, the Sole Member of the Surviving Company, and may be removed at any time, or until their earlier resignation or death in accordance with the Operating Agreement and the relevant provisions of the Delaware Limited Liability Company Act.

5.  Conditions Precedent.   On or before the Effective Time, AHR LLC shall have delivered to AHRC in form and substance reasonably satisfactory to AHRC an executed copy of an agreement of assumption (the “Assumption Agreement”) to perform every obligation of AHRC under certain sale and servicing agreements as set forth on Schedule I hereto.

6.  Effect of Merger.  Without limiting the effect of the Merger as provided by the laws of the State of Delaware, the jurisdiction of formation of AHR LLC, and the State of California, the jurisdiction of incorporation of AHRC, as of the Effective Time, all the rights, privileges, immunities, powers, purposes and franchises of each of such Constituent Companies, whether of a public or a private nature, and all property, real, personal and mixed and all debts due to each of the Constituent Companies, on whatever account, causes of action or other rights and any other assets of any kind or description belonging to either of the Constituent Companies, including but not limited to such liabilities as set forth in the Assumption Agreement, shall be vested in the Surviving Company without further act or deed, and shall be thereafter the property of the Surviving Company as they were of the respective Constituent Companies, and the title to any real or personal property, whether by deed or otherwise, vested in each of the Constituent Companies, shall not revert or be in any way impaired by reason hereof; provided, however, that all rights of creditors and all liens upon any property of each of the Constituent Companies shall be preserved unimpaired with respect to the property affected by such liens immediately prior to the Effective Time, and all debts, liabilities, obligations, duties, terms, conditions, restrictions, or disabilities of each Constituent Company shall thenceforth attach to the Surviving Company and may be enforced against it to the same extent as if they had been incurred or contracted by it.  If at any time the Surviving Company shall consider or be advised that any further assignments or other actions are necessary or desirable to vest in the Surviving Company the title to any property or rights of the Non-Surviving Company, with respect to the Merger, according to the terms hereof, at the request of the Surviving Company the proper officers and directors of the Non-Surviving Company shall execute and make all such proper assignments and take such other action necessary or proper to vest title in such property or rights in the Surviving Company and otherwise to carry out the purposes of this Plan of Merger, a signed copy of which will be on file at the principal office of AHR LLC as defined in Section 13 herein, and furnished without cost upon written request to any owner or member of any domestic entity that is a party to or created by the Plan of Merger.

7.  Cancellation of Shares of Non-Surviving Company.   As of the Effective Time, each issued and outstanding share of common stock of the Non-Surviving Company shall forthwith be cancelled and retired and shall cease to exist without consideration.

8.  Effectuation of Merger.  Pursuant to resolutions of the Board of Directors of the Non-Surviving Company and consent of the Sole Member of the Surviving Company duly authorizing the Merger in the manner prescribed by the provisions of the California General Corporation Law and the Delaware Limited Liability Company Act, respectively, the Non-Surviving Company and the Surviving Company hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the States of Delaware and California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the Merger.  The officers of the Non-Surviving Company and the officers of the Surviving Company, respectively, acting alone or together, are hereby each authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or cause to be recorded any and all instruments, papers, and documents which any of them shall deem to be or become necessary, proper, or convenient to carry out or put into effect the provisions of this Plan of Merger and the Merger provided for herein.

9.  Effective Time of Merger.  To the extent permitted by law or custom, the Merger shall be effective upon the filing of the certificates of merger with the Delaware and California Secretaries of State (the “Effective Time”).

10.  Amendment.  This Plan of Merger may be amended by the Board of Directors or the Sole Member of the Constituent Companies (as the case may be) prior to the Effective Time.

11.  Abandonment of Merger.  The Constituent Companies may abandon the Merger and terminate this Plan of Merger, notwithstanding the authorization of the Merger by the Board of Directors or the Sole Member of the Constituent Companies (as the case may be), subject to any contractual rights, at any time prior to the Effective Time, by action of the Board of Directors or the Sole Member of each of the Constituent Companies, as evidenced by appropriate resolutions.

12.  Federal Income Tax Treatment.  The Constituent Companies intend and acknowledge that the Merger will be treated under Section 332 of the Internal Revenue Code as a complete liquidation of AHRC into American Honda Finance Corporation, the common parent of the Constituent Companies.

13.  Location of Principal Office.  The location of the principal office of the Surviving Company is as follows:

20800 Madrona Avenue, Torrance, California 90503.

14.  Registered Agent.  The name and address of the registered agent of the Surviving Company as of the Effective Time shall be as follows:

 The Corporation Trust Company
1209 Orange Street, Wilmington, DE, 19801.

15.  Counterparts.  This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same Plan of Merger.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Constituent Companies have caused this Plan of Merger to be adopted, approved, executed, certified, as of the day and year first above written, to be effective as of the Effective Time, as provided in Section 9 hereof.

American Honda Receivables LLC, a Delaware limited liability company

By:	/s/ Paul C. Honda
Name:	Paul C. Honda
Title:	Treasurer

American Honda Receivables Corp., a California corporation

By:	/s/ K. Endo
Name:	K. Endo
Title:	President

By:	/s/ Hideo Moroe
Name:	Hideo Moroe
Title:	Secretary